iCAD REPORTS FOURTH QUARTER AND FISCAL YEAR 2014 FINANCIAL RESULTS

Tenth Consecutive Quarter of Revenue Growth

Recurring Service Revenue Expands to 65% of Total Revenue in Fourth Quarter

Provides 2015 Financial Guidance

NASHUA, N.H. (February 24, 2015) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three months and fiscal year ended December 31, 2014.

Fourth Quarter Highlights:

•	Total revenue of $13.2 million, an increase of 44.1% year-over-year

•	Recurring service revenue of $8.6 million, an increase of 104.2% year-over-year

•	Therapy revenue of $8.5 million, an increase of 70.6% year-over-year

•	Gross margin of 70.6%, up from 68.8% in Q4 2013

•	Non-GAAP adjusted EBITDA of $2.5 million, or 18.7% of revenue, up from 3.1% in Q4 2013

“2014 was a highly successful year for the Company highlighted by 33% annual revenue growth,” said Ken Ferry, Chief Executive Officer. “We ended the year with our tenth consecutive quarter of year-over-year revenue growth, strong recurring revenue momentum, improving gross margins and positive cash flow generation from operations. The strategic acquisitions that we made in the third quarter continue to add significant value, driving adoption and utilization of our skin cancer therapy products and services by Dermatologists and Radiation Oncologists. Our cancer detection business delivered a strong quarter and year of growth and is poised for continued progress ahead of the significant opportunity associated with the launch of our 3D tomosynthesis software products.”

Mr. Ferry continued, “Looking forward, we see a significant opportunity for continued growth in our business. In the therapy segment, we are still in the early stages of penetrating the large market opportunities for the use of the Xoft® system to treat skin and breast cancers. We have initiatives in place to increase awareness, expand clinical evidence, and broaden reimbursement in support of our products. We believe this will be a key driver of our financial results going forward, giving us confidence in our 2015 revenue guidance of $55 to $59 million, which would represent growth of 25 to 34 percent over 2014.”

Fourth Quarter 2014 Financial Results

Revenue: Total revenue for the fourth quarter of 2014 increased 44.1% to $13.2 million from $9.1 million for the fourth quarter of 2013, reflecting a 7.2% decrease in product revenue and a 104.2% increase in service revenue. Service revenue for the fourth quarter of 2014 was approximately 65% of total revenues compared to approximately 46% of total revenues in the fourth quarter of 2013.

	Three months ended December 31,
	2014	2013	% Change
Product revenue	$4,577	$4,931	(7.2)%
Service revenue	8,588	4,205	104.2%

Total Revenue	$13,165	$9,136	44.1%

Total therapy revenue increased 70.6% which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue. Cancer detection revenue increased 12.3% which includes film, digital mammography, MRI and CT CAD platforms, as well as the associated service revenue.

	Three months ended December 31,
	2014	2013	% Change
Detection revenue
Product revenue	$2,463	$1,926	27.9%
Service revenue	2,198	2,225	(1.2)%

Total Revenue	$4,661	$4,151	12.3%

Therapy revenue
Product revenue	$2,114	$3,005	(29.7)%
Service revenue	6,390	1,980	222.7%

Total Revenue	$8,504	$4,985	70.6%

Total Revenue	$13,165	$9,136	44.1%

Gross Profit: Gross profit for the fourth quarter of 2014 increased to $9.3 million, or 70.6% of revenue, from $6.3 million, or 68.8% of revenue, for the fourth quarter of 2013. The increase in gross margin was primarily due to the significantly higher contribution of service revenue in the quarter.

Operating Expenses: Total operating expenses for the fourth quarter of 2014 increased to $8.8 million from $6.9 million for the fourth quarter of 2013.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $2.5 million, or 18.7% of revenue, for the fourth quarter of 2014, compared with non-GAAP adjusted EBITDA of $285,000, or 3.1% of revenue, for the fourth quarter of 2013.

Net Loss: Net loss for the fourth quarter of 2014 was $96,000, or $0.01 per share, compared with a net loss of $4.4 million, or $0.41 per share, for the fourth quarter of 2013.

Non-GAAP Adjusted Net Income/Loss: Non-GAAP adjusted net income, as defined below, for the fourth quarter of 2014 was $107,000, or $0.01 per diluted share, compared with a non-GAAP adjusted net loss of $1.5 million, or $0.14 per share, for the fourth quarter of 2013.

Cash and Cash Equivalents: As of December 31, 2014, the Company had cash and cash equivalents of $32.2 million, compared with $11.9 million as of December 31, 2013. The Company generated $3.4 million in cash flow from operations in the fourth quarter of 2014.

Fiscal Year 2014 Financial Results

Revenue: Total revenue for fiscal year 2014 increased 32.8% to $43.9 million from $33.1 million for the full year 2013, reflecting a 73.7% increase in service revenue and a 0.8% increase in product revenue. Service revenue was approximately 58% of total revenues compared to approximately 44% of total revenues for fiscal year 2013.

	Twelve months ended December 31,
	2014	2013	% Change
Product revenue	$18,683	$18,537	0.8%
Service revenue	25,241	14,531	73.7%

Total Revenue	$43,924	$33,068	32.8%

Total therapy revenue grew 56.7% in fiscal year 2014, driven by 173.3% growth in service revenue. Total cancer detection revenue grew 10.0% in fiscal year 2014, with growth in both product sales and the associated service revenue.

	Twelve months ended December 31,
	2014	2013	% Change
Detection revenue
Product revenue	$10,082	$8,492	18.7%
Service revenue	8,522	8,414	1.3%

Total Revenue	$18,604	$16,906	10.0%

Therapy revenue
Product revenue	$8,601	$10,045	(14.4)%
Service revenue	16,719	6,117	173.3%

Total Revenue	$25,320	$16,162	56.7%

Total revenue	$43,924	$33,068	32.8%

Gross Profit: Gross profit for fiscal year 2014 was $31.2 million, or 71.1% of revenue, compared with gross profit $23.1 million, or 69.8% of revenue, for fiscal year 2013.

Operating Expenses: Total operating expenses for fiscal year 2014 increased to $30.4 million from $24.9 million as compared to fiscal year 2013.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA for fiscal year 2014 was $6.4 million, or 14.5% of revenue, compared with $1.9 million, or 5.6% of revenue, for fiscal year 2013.

Net Loss: Net loss for fiscal year 2014 was $1.0 million, or $0.07 per share, compared with a net loss $7.6 million, or $0.70 per share, for fiscal year 2013.

Non-GAAP Adjusted Net Loss: The Company’s non-GAAP adjusted net loss for fiscal year 2014 was $1.2 million, or $0.09 per share, compared with a non-GAAP adjusted net loss $5.2 million, or $0.48 per share, for fiscal year 2013.

Financial Guidance

The Company expects revenue for fiscal year 2015 to be in the range of $55 million to $59 million, representing growth of 25% to 34% compared to 2014. The Company expects adjusted EBITDA margin in the 16% to 20% range.

Conference Call

iCAD management will host a conference call beginning at 5:00 p.m. Eastern Time on Tuesday, February 24, 2015, to discuss the financial results and provide a company update. The dial-in numbers are (855) 217-4501 for domestic callers and (716) 220-9431 for international callers. The conference ID is 87611247. A live webcast of the conference call will be available online at www.icadmed.com.

A replay of the webcast will remain on the Company’s website until the Company releases its first quarter 2015 financial results. In addition, a telephonic replay of the conference call will be available until March 3, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID is 87611247.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast, prostate and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® is a painless, non-invasive technology that delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers. The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit www.icadmed.com or www.xoftinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

The Ruth Group

Zack Kubow / Courtney Dugan

646-536-7020 / 7024

icad@theruthgroup.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

-Tables to Follow -

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Products	$4,577	$4,930	$18,683	$18,536
Service and supplies	8,588	4,205	25,241	14,531

Total revenue	13,165	9,135	43,924	33,067
Cost of revenue:
Products	1,323	1,378	4,912	4,668
Service and supplies	1,962	1,144	6,000	4,009
Amortization and depreciation	584	324	1,785	1,305

Total cost of revenue	3,869	2,846	12,697	9,982

Gross profit	9,296	6,289	31,227	23,085

Operating expenses:
Engineering and product development	2,207	1,799	8,159	7,043
Marketing and sales	3,556	3,007	12,468	10,328
General and administrative	2,208	1,816	8,044	6,365
Amortization and depreciation	810	288	1,741	1,125

Total operating expenses	8,781	6,910	30,412	24,861

Income (loss) from operations	515	(621)	815	(1,776)

Loss from extinguishment of debt	—	—	(903)	—
Gain (loss) from change in fair value of warrant	—	(2,932)	1,835	(2,448)
Interest expense	(562)	(810)	(2,640)	(3,277)
Other income	10	3	37	19

Other expense, net	(552)	(3,739)	(1,671)	(5,706)

Loss before income tax expense	(37)	(4,360)	(856)	(7,482)

Tax expense	(59)	(50)	(153)	(126)

Net loss	$(96)	$(4,410)	$(1,009)	$(7,608)

Net loss per share:
Basic	$(0.01)	$(0.41)	$(0.07)	$(0.70)

Diluted	$(0.01)	$(0.41)	$(0.07)	$(0.70)

Weighted average number of shares used in computing loss per share:
Basic	15,541	10,863	14,096	10,842

Diluted	15,541	10,863	14,096	10,842

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$32,220	$11,880
Trade accounts receivable, net of allowance for doubtful accounts of $203 in 2014 and $73 in 2013	9,642	7,623
Inventory, net	2,214	1,891
Prepaid expenses and other current assets	540	649

Total current assets	44,616	22,043

Property and equipment, net of accumulated depreciation of $4,861 in 2014 and $4,265 in 2013	4,255	1,671
Other assets	132	419
Intangible assets, net of accumulated amortization of $14,738 in 2014 and $12,468 in 2013	17,504	13,674
Goodwill	27,263	21,109

Total assets	$93,770	$58,916

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,151	$2,000
Accrued and other expenses	5,554	3,799
Interest payable	180	483
Notes and lease payable - current portion	5,044	3,878
Warrant liability	—	3,986
Deferred revenue	9,120	8,306

Total current liabilities	22,049	22,452

Deferred revenue, long-term portion	1,525	1,726
Other long-term liabilities	795	1,356
Capital lease - long-term portion	1,020	235
Notes payable - long-term portion	5,602	11,770

Total liabilities	30,991	37,539

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 20,000,000 shares; issued 15,732,177 in 2014 and 11,084,119 in 2013; outstanding 15,546,346 in 2014 and 10,898,288 in 2013	157	111
Additional paid-in capital	209,100	166,735
Accumulated deficit	(145,063)	(144,054)
Treasury stock at cost, 185,831 shares in 2014 and 2013	(1,415)	(1,415)

Total stockholders’ equity	62,779	21,377

Total liabilities and stockholders’ equity	$93,770	$58,916

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the twelve months ended
	December 31,
	2014	2013
	(in thousands)
Cash flow from operating activities:
Net loss	$(1,009)	$(7,608)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	1,256	706
Amortization	2,270	1,724
Allowance for doubtful accounts	(180)	35
Loss on extinguishment of debt	903	—
(Gain) loss from change in fair value of warrant	(1,835)	2,448
Loss on disposal of assets	—	53
Stock-based compensation expense	1,318	1,202
Amortization of debt discount and debt costs	1,246	856
Interest on settlement obligations	206	266
Changes in operating assets and liabilities (net of the effect of the acquisition):
Accounts receivable	(493)	(2,678)
Inventory	(323)	228
Prepaid and other current assets	11	(127)
Accounts payable	150	61
Accrued expenses	296	(609)
Deferred revenue	(612)	2,010

Total adjustments	4,213	6,175

Net cash provided by (used for) operating activities	3,204	(1,433)

Cash flow from investing activities:
Additions to patents, technology and other	(50)	(168)
Additions to property and equipment	(1,214)	(539)
Acquisition of Radion Inc, and DermEbx	(3,482)	—

Net cash used for investing activities	(4,746)	(707)

Cash flow from financing activities:
Issuance of common stock for cash, net	28,214	—
Stock option exercises	708	146
Warrant exercise	1,575	—
Taxes paid related to restricted stock issuance	(110)	(28)
Principal payments of capital lease obligations	(655)	(46)
Principal repayment of debt financing, net	(7,850)	—

Net cash provided by financing activities	21,882	72

Increase (decrease) in cash and equivalents	20,340	(2,068)
Cash and equivalents, beginning of period	11,880	13,948

Cash and equivalents, end of period	$32,220	$11,880

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP Net Loss	$(96)	$(4,410)	$(1,009)	$(7,608)

Interest Expense	562	810	2,640	3,277
Other income	(10)	(3)	(37)	(19)
Stock Compensation	352	294	1,318	1,202
Depreciation	436	178	1,256	706
Amortization	958	434	2,270	1,724
Tax expense	59	50	153	126
Loss from extinguishment of debt	—	—	903	—
(Gain) loss on warrant	—	2,932	(1,835)	2,448
Litigation and settlement related	190	—	190	—
Acquisition related	13	—	533	—

Non GAAP Adjusted EBITDA	$2,464	$285	$6,382	$1,856

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income (Loss)”

(Unaudited, in thousands, except loss per share)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP Net Loss	$(96)	$(4,410)	$(1,009)	$(7,608)
Adjustments to net loss:
Loss from extinguishment of debt	—	—	903	—
(Gain) loss on warrant	—	2,932	(1,835)	2,448
Litigation and settlement related	190	—	190	—
Acquisition related	13	—	533	—

Non GAAP Adjusted Net Income (Loss)	$107	$(1,478)	$(1,218)	$(5,160)

Net income (loss) per share
GAAP Net loss per share	$(0.01)	$(0.41)	$(0.07)	$(0.70)
Adjustments to net income (loss) (as detailed above)	0.02	0.27	(0.02)	0.22

Non GAAP Adjusted Net Income (Loss) per share	$0.01	$(0.14)	$(0.09)	$(0.48)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for taxes, [acquisition-related expenses], total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Income (loss)” as the sum of GAAP net income (loss) before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification, asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non GAAP Adjusted EBITDA calculation

•	Loss on extinguishment of debt: relates to the extinguishment of a portion of the $15 million debt facility agreement. It is excluded as this is an expense that management does not consider part of ongoing operating results when assessing the performance of the Company’s business.

•	Acquisition related: relates to transition and integration cost, as well as professional service fees due to the acquisition of DermEbx and Radion. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Gain (loss) on warrant: The Company issued warrants in connection with the January 2012 financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred. The warrants were exercised in April 2014.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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